Exhibit 99.1

JBT Corporation Confirms Non-Binding Proposal to Acquire Marel

CHICAGO – November 24, 2023 – JBT Corporation (NYSE: JBT), (“JBT” or the “Company”) a leading global technology solutions provider to high-value segments of the food & beverage industry, today issued the following statement:

“JBT today confirmed that it has submitted a non-binding initial proposal to the board of directors of Marel hf. (“Marel”), whose shares are listed on Nasdaq Iceland and Euronext Amsterdam, in respect of a potential voluntary takeover offer for the entire share capital of Marel in accordance with Chapters X and XII of the Icelandic Takeovers Act no. 108/2007. JBT has received an irrevocable undertaking and entered into exclusivity with respect to the shares owned by Eyrir Invest hf., which holds 24.7% of the shares in Marel. This announcement follows Marel’s disclosure that it had received a potential offer to acquire all shares in the company.

“JBT´s non-binding proposal is consistent with the company’s strategic plan and M&A objective of pursuing transactions with strong industrial logic and significant synergy potential while maintaining a strong balance sheet and preserving future strategic flexibility.

“JBT’s considerations are at a preliminary stage and there can be no assurance that any formal offer will be made as a result of these considerations. JBT does not intend to comment further unless and until its board determines that it is required or appropriate to do so.”

Goldman Sachs Co LLC is acting as JBT’s financial advisor and LEX and Kirkland & Ellis LLP are serving as legal counsel.

About JBT Corporation

JBT Corporation (NYSE: JBT) is a leading global technology solutions provider to high-value segments of the food & beverage industry. JBT designs, produces, and services sophisticated products and systems for a broad range of end markets, generating roughly one-half of its annual revenue from recurring parts, service, rebuilds, and leasing operations. JBT Corporation employs approximately 5,100 people worldwide and operates sales, service, manufacturing, and sourcing operations in more than 25 countries. For more information, please visit www.jbtc.com.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the PSLRA. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond JBT’s ability to control. These forward-looking statements include, among others, statements relating to our business and our results of operations, a potential transaction with Marel hf and our objectives, strategies, plans, goals and targets. The factors that could cause our actual results to differ materially from expectations include but are not limited to the following factors: the risk that a transaction may not occur; fluctuations in our financial results; unanticipated delays or acceleration in our sales cycles; deterioration of economic conditions, including impacts from supply chain delays and reduced material or component availability; inflationary pressures, including increases in energy, raw material, freight, and labor costs; disruptions in the political, regulatory, economic and social conditions of the countries in which we conduct business; changes to trade regulation, quotas, duties or tariffs; risks associated with acquisitions or strategic investments; fluctuations in currency exchange rates; changes in food consumption patterns; impacts of pandemic illnesses, food borne illnesses and diseases to various agricultural products; weather conditions and natural disasters; impact of climate change and environmental protection initiatives; our ability to comply with the laws and regulations governing our U.S. government contracts; acts of terrorism or war, termination or loss of major customer contracts and risks associated with fixed-price contracts, particularly during periods of high inflation; customer sourcing initiatives; competition and innovation in our industries; difficulty in implementing our pure play food and beverage business strategy; our ability to develop and introduce new or enhanced products and services and keep pace with technological developments; difficulty in developing, preserving and protecting our intellectual property or defending claims of infringement; catastrophic loss at any of our facilities and business continuity of our information systems; cyber-security risks such as network intrusion or ransomware schemes; loss of key management and other personnel; potential liability arising out of the installation or use of our systems; our ability to comply with U.S. and international laws governing our operations and industries; increases in tax liabilities; work stoppages; fluctuations in interest rates and returns on pension assets; a systemic failure of the banking system in the United States or globally impacting our customers’ financial condition and their demand for our goods and services; availability of and access to financial and other resources; and other factors described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed by JBT with the Securities and Exchange Commission and in any subsequently filed Form 10-Q. JBT cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements. JBT undertakes no obligation to publicly update or revise any forward-looking statements made by JBT or on its behalf, whether as a result of new information, future developments, subsequent events or changes in circumstances or otherwise.

Contacts

Investors

Kedric Meredith

(312) 861-6034

kedric.meredith@jbtc.com

Media

Marlee Spangler

(312) 861-5789

marlee.spangler@jbtc.com